UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 15, 2007

    Congaree Bancshares, Inc.
(Exact name of registrant
as specified in its charter)

South Carolina	333-131931	20-3863936
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3618 Sunset Boulevard, West Columbia, South Carolina       29169
     (Address of principal executive offices)                        (Zip Code)

Registrant's telphone number, including area code:  (803) 461-0165

Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.02   ADDITION OF DIRECTORS

        On August 15, 2007, the Board of Directors of Congaree Bancshares, Inc. (the “Corporation”) and its subsidiary, Congaree State Bank (the “Bank”), appointed three new directors and increased the size of the Board from 11 to 14.

        The three new directors are: Sam Corley, Kevin Reeley, and Charlie Lovering.

    Mr. Corley, 56, was appointed as a Class III director and his term shall extend until the company’s 2008 annual meeting of shareholders.  Mr. Corley is the new owner of Sam’s Fine Wine & Spirits in Lexington, South Carolina.  Prior to this new and exciting business endeavor, Mr. Corley was Vice President of M. L. Corley and Sons Lumber Company for the last 35 years.  He is a native of Lexington, SC.

    Mr. Reeley, 45, was appointed as a Class II director and his term shall extend until the company’s 2008 annual meeting of shareholders.  Mr. Reeley, owner of Reeley’s Body Shop, has been employed with his family’s business since 1983. He is a native of West Columbia, SC.

    Mr. Lovering, 40, was appointed as a Class I director and his term shall extend until the company’s 2008 annual meeting of shareholders.  Mr. Lovering also serves as Executive Vice President and our Chief Financial Officer of the Corporation and the Bank.   From June 2004 to until May 2006, Mr. Lovering held the positions of senior vice president, chief financial officer and director of operations of CoastalStates Bank in Hilton Head, South Carolina, where he specialized in asset-liability management, financial analysis, community reinvestment, human resources and customer relations.  Prior to joining CoastalStates Bank, Mr. Lovering served as the Executive Vice President and Chief Financial Officer of Coastal Banking Company and Lowcountry National Bank located in Beaufort, South Carolina from August 1999 to June 2004.  He has over 20 years of accounting and financial experience.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONGAREE BANCSHARES, INC.

By: /s/ F. Harvin Ray, Jr. Name: F. Harvin Ray, Jr. Title: Chief Executive Officer

Dated:  August 21, 2007

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